Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2020, with respect to the consolidated financial statements of CureVac AG, included in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-240076) and related Prospectus of CureVac B.V. for the registration of its common shares.

/s/ Dr. Elia Napolitano	/s/ Steffen Maurer
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Munich, Germany

August 10, 2020